UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 30, 2015

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Wells Amendment

On July 1, 2015, Kinergy Marketing LLC and Pacific Ag. Products, LLC (collectively, “Borrowers”), each a wholly-owned subsidiary of Pacific Ethanol, Inc. (the “Company”), entered into Amendment No. 3 to Amended and Restated Loan and Security Agreement with Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders under the credit facility, to amend certain terms of the Borrowers’ credit facility (the “Wells Amendment”).

The Wells Amendment amends an Amended and Restated Loan and Security Agreement dated as of May 4, 2012, by and among Wells Fargo Capital Finance, LLC in its capacity as agent for the lenders, the lenders thereunder, and the Borrowers (as amended, the “Wells Loan Agreement”). Descriptions of the Wells Loan Agreement, and its prior amendments and related agreements, are incorporated by reference below under the Prior Wells Agreements heading.

The Wells Amendment extended the term and maturity date of the credit facility from December 31, 2016 to December 31, 2020, increased the maximum credit under the credit facility from $30.0 million to $75.0 million, increased the inventory loan limit under the credit facility from $12.5 million to $40.0 million and increased the letter of credit limit under the credit facility from $5.0 million to $20.0 million. The Wells Amendment also includes an “accordion” feature to further increase the maximum credit under the credit facility to up to $100.0 million in minimum increments of $5.0 million each, upon the Borrowers’ request, but subject to the consent of the agent and the lenders in their sole discretion.

The Wells Amendment reduced the interest rate under the credit facility such that the Borrowers may borrow under the credit facility at an annual rate equal to (a) the daily three-month London Interbank Offered Rate (LIBOR), plus (b) an applicable margin of 1.75% to 2.75% depending on the quarterly average amounts available for additional borrowings under the credit facility for the prior quarter. The applicable margin resets each quarter for all outstanding loans and applies initially to all additional borrowings during that quarter. In addition, the Wells Amendment reduced the unused line fee under the credit facility such that the Borrowers are required to pay an unused line fee at an annual rate equal to 0.25% to 0.375% depending on the average daily principal balance during the immediately preceding month.

The Wells Amendment deleted the financial covenant concerning the Borrowers’ earnings before interest, taxes, depreciation and amortization (EBITDA) but retained financial covenants concerning the Borrowers’ fixed-charge coverage ratios.

The Wells Amendment contains customary representations and warranties and other customary terms and conditions.

The description of the Wells Amendment does not purport to be complete and is qualified in its entirety by reference to the Wells Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Prior Wells Agreements

Amended and Restated Loan and Security Agreement dated May 4, 2012 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC, the parties thereto from time to time as Lenders, Wells Fargo Bank, National Association, and Wells Fargo Capital Finance, LLC

Amended and Restated Guarantee dated May 4, 2012 by Pacific Ethanol, Inc. in favor of Wells Fargo Capital Finance, LLC for and on behalf of Lenders

Amendment No. 1 to Amended and Restated Loan and Security Agreement dated December 4, 2013 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC, the parties thereto from time to time as Lenders, Wells Fargo Bank, National Association, and Wells Fargo Capital Finance, LLC

Amendment No. 2 to Amended and Restated Loan and Security Agreement dated December 29, 2014 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC, the parties thereto from time to time as Lenders, Wells Fargo Bank, National Association, and Wells Fargo Capital Finance, LLC

Descriptions of the Wells Loan Agreement and the Amended and Restated Guarantee identified above are set forth in the Company’s Current Report on Form 8-K for May 4, 2012 filed with the Securities and Exchange Commission on May 8, 2012 and such descriptions are incorporated herein by this reference. Amendment Nos. 1 and 2 to Amended and Restated Loan and Security Agreement referenced above included amendments to the Wells Loan Agreement deemed not material but are filed for reference purposes as exhibits 10.3 and 10.2, respectively, to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On July 1, 2015, the Company repaid, on behalf of Aventine Renewable Energy Holdings, Inc. (“Aventine”), approximately $14.5 million, including approximately $0.7 million in termination fees, representing all amounts owed under that certain Loan and Security Agreement dated September 17, 2014 by and among Aventine, the lenders party thereto, Midcap Financial, LLC, as collateral agent, and Alostar Bank of Commerce, as administrative agent (the “Alostar Loan Agreement”), and terminated the Alostar Loan Agreement. The Company repaid all amounts owed under and terminated the Alostar Agreement in furtherance of its debt refinancing initiatives and in connection with the Wells Amendment described above.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2015, the Company, AVR Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Aventine, consummated the merger of the Merger Sub with and into Aventine (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger dated as of December 30, 2014 by and among the Company, Merger Sub and Aventine (the “Merger Agreement”), as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of March 31, 2015 by and among the Company, Merger Sub and Aventine (the “Amendment”). Aventine will continue as the surviving corporation of the Merger and as a wholly-owned subsidiary of the Company.

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In connection with the Merger, each issued and outstanding share of Aventine common stock as of July 1, 2015, the effective date of the Merger, was automatically cancelled and converted into the right to receive consideration equal to (i) 1.25 shares of the Company’s non-voting common stock, $0.001 par value per share (“Non-Voting Company Common Stock”) plus cash in lieu of fractional shares, for each issued and outstanding share of Aventine’s common stock, (ii) 1.25 shares of the Company’s common stock, $0.001 par value per share (“Company Common Stock”) plus cash in lieu of fractional shares, for each issued and outstanding share of Aventine’s common stock, or (iii) a combination of Non-Voting Company Common Stock and Company Common Stock converted in accordance with the Exchange Ratio (defined as 1.25 in the Merger Agreement), in each case at the election or deemed election of each Aventine stockholder.

Pursuant to the Merger Agreement and the elections or deemed elections of the Aventine stockholders, the Company has issued approximately 14.2 million shares of Company Common Stock and approximately 3.6 million shares of Non-Voting Company Common Stock to the Aventine stockholders. No fractional shares of Company Common Stock have been or will be issued in the Merger, and Aventine stockholders will receive cash in lieu of fractional shares, if any, of Company Common Stock. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The consideration for and the other terms and conditions of the Merger were determined by arms-length negotiations among the Company, Merger Sub and Aventine.

Aventine is a Midwest-based producer of ethanol and related co-products. Aventine’s ethanol production assets include its 100 million gallon per year wet mill and 60 million gallon per year dry mill located in Pekin, Illinois, and its 110 million gallon per year and 45 million gallon per year dry mills located in Aurora, Nebraska. Combined with the Company’s current ethanol production capacity of 200 million gallons per year, the combined company will have a total ethanol production capacity of 515 million gallons per year, and together with the Company’s existing marketing business, expects to market and sell over 800 million gallons of ethanol annually based on historical volumes.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 31, 2014, and the Amendment attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 2, 2015, which are incorporated herein by reference in their entireties.

The Company issued a press release on July 1, 2015 regarding the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Merger Agreement and the Amendment have been included as exhibits to provide investors with information regarding their terms. Neither the Merger Agreement nor the Amendment are intended to provide any other factual information about the Company or Aventine. The representations, warranties and covenants contained in the Merger Agreement (as amended) were made solely for the purposes of the Merger Agreement (as amended) and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) were made only as of the dates specified in the Merger Agreement, and (ii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Aventine or any of their respective subsidiaries or affiliates.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Facility

On July 1, 2015, pursuant to the Wells Amendment, the Borrowers increased the maximum available credit under the Wells Loan Agreement described above by entering into the Wells Amendment. The Company’s guarantee of the Borrowers’ obligations under the Wells Loan Agreement, as amended by the Wells Amendment, continues as to the full amount of the increased obligations under the Wells Loan Agreement, as amended. The disclosure contained above under Item 1.01 is incorporated herein by reference.

Aventine Indebtedness

On July 1, 2015, upon effectiveness of the Merger, Aventine became a wholly-owned subsidiary of the Company and, on a consolidated basis, the combined company became obligated with respect to Aventine’s term loan and revolving credit facilities. Aventine’s creditors under Aventine’s term loan and revolving credit facilities have recourse solely against Aventine and its subsidiaries and not against Pacific Ethanol, Inc. or its other direct or indirect subsidiaries.

As of July 1, 2015, Aventine’s term loan credit facility with Citibank N.A., as administrative and collateral agent (as amended, the “Term Loan Facility”), had an outstanding balance of approximately $145.6 million.

Interest on the Term Loan Facility accrues and may be paid in cash at a rate of 10.5% per annum or may be paid in-kind at a rate of 15.0% per annum by adding such interest to the outstanding principal balance. If Aventine elects to pay interest in-kind, the interest is capitalized at the end of each quarter. The Term Loan Facility matures on September 24, 2017. The Term Loan Facility is secured through a first-priority lien on substantially all of Aventine’s assets and contains customary affirmative and negative covenants, including financial covenants including the requirement that Aventine maintain a cash balance of at least $2.0 million.

As of July 1, 2015, Aventine’s revolving line of credit (the “Revolving Facility”) under the Alostar Loan Agreement had a maximum availability of $40.0 million and an outstanding balance of approximately $13.8 million.

Interest on the Revolving Facility accrued at a rate equal to the London Interbank Offered Rate (LIBOR), plus 6% per annum. The Revolving Facility also accrued a monthly unused line fee of 0.50% of the amount by which the maximum available credit under the Revolving Facility exceeded the average daily balance. The Revolving Facility was to mature on July 27, 2017. The Revolving Facility was secured through a lien on Aventine’s accounts receivable and inventory and a second-priority lien on substantially all of Aventine’s assets. The Revolving Facility contained customary affirmative and negative covenants, including financial covenants including the requirement that Aventine maintain a cash balance of at least $5.0 million and a fixed-charge coverage ratio of at least 1.1 to 1.0.

As disclosed under Item 1.02 above, on July 1, 2015, the Company repaid, on behalf of Aventine, approximately $14.5 million, including approximately $0.7 million in termination fees, representing all amounts owed under the Revolving Facility, and terminated the Alostar Loan Agreement.

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Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 30, 2015, the Audit Committee of the Board of Directors of the Company approved the dismissal of the Company’s independent registered public accounting firm, Hein & Associates LLP (“Hein”), and agreed to engage McGladrey LLP (“McGladrey”) as the new independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2015. The dismissal and appointment was a result of a comprehensive competitive bidding process involving several accounting firms, including Hein.

The audit reports of Hein on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2014 and 2013, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through June 30, 2015, the date of Hein’s dismissal, there were no (i) disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K), which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in connection with its report for such years, or (ii) “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K). The Company has provided Hein with a copy of this Current Report on Form 8-K and requested that Hein furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Hein agrees with the above statements. A copy of Hein’s letter, dated July 6, 2015, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through July 1, 2015, the date of the Company’s decision to engage McGladrey, the Company did not consult with McGladrey regarding any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective July 1, 2015, the Company amended its Code of Ethics applicable to all directors, officers, employees and consultants of the Company to harmonize the terms of its Code of Ethics with the gifts and entertainment provisions of Aventine’s Code of Ethics. The amendment clarifies the circumstances in which gifts and entertainment may be accepted by the persons covered by the Code of Ethics, and imposes value and other limitations on gifts and entertainment.

A copy of the amended Code of Ethics, effective July 1, 2015, is attached as Exhibit 14.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial information required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)     Pro Forma Financial Information.

The pro forma financial information required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)     Exhibits.

Number	Description (#)

2.1	Agreement and Plan of Merger dated December 30, 2014 by and among Pacific Ethanol, Inc., Aventine Renewable Energy Holdings, Inc. and AVR Merger Sub, Inc. (1)

2.2	Amendment No. 1 to Agreement and Plan of Merger dated March 31, 2015 by and among Pacific Ethanol, Inc., Aventine Renewable Energy Holdings, Inc. and AVR Merger Sub, Inc. (2)

10.1	Amendment No. 3 to Amended and Restated Loan and Security Agreement dated July 1, 2015 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC and Wells Fargo Capital Finance, LLC (*)

10.2	Amendment No. 2 to Amended and Restated Loan and Security Agreement dated December 29, 2014 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC and Wells Fargo Capital Finance, LLC (*)

10.3	Amendment No. 1 to Amended and Restated Loan and Security Agreement dated December 4, 2013 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC and Wells Fargo Capital Finance, LLC (*)

14.1	Code of Ethics effective July 1, 2015 (*)

16.1	Letter of Hein & Associates LLP dated July 6, 2015 (*)

99.1	Press Release dated July 1, 2015 (*)

____________

(*)	Filed herewith.
(#)	All of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.
(1)	Previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2014 and incorporated herein by reference. The Agreement and Plan of Merger filed as Exhibit 2.1 omits certain exhibits and the disclosure schedules to the Merger Agreement pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company agrees to furnish on a supplemental basis a copy of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.
(2)	Previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2015 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: July 6, 2015	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Number	Description
10.1	Amendment No. 3 to Amended and Restated Loan and Security Agreement dated July 1, 2015 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC and Wells Fargo Capital Finance, LLC
10.2	Amendment No. 2 to Amended and Restated Loan and Security Agreement dated December 29, 2014 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC and Wells Fargo Capital Finance, LLC
10.3	Amendment No. 1 to Amended and Restated Loan and Security Agreement dated December 4, 2013 by and among Kinergy Marketing LLC, Pacific Ag. Products, LLC and Wells Fargo Capital Finance, LLC
14.1	Code of Ethics effective July 1, 2015

16.1	Letter of Hein & Associates LLP dated July 6, 2015
99.1	Press Release dated July 1, 2015

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